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                                                                     EXHIBIT 3.9

                 [LOGO OF JERSEY FINANCIAL SERVICES COMMISSION]

                                               /s/ Rebecca Bates
                                               Mourant & Co. Secretaries Limited
                                               Certified a true copy
                                               Date 09/09/04

                            JERSEY FINANCIAL SERVICES
                                   COMMISSION

                                                                           76197

                                                               2nd February 2000

On the basis of the information supplied to the Jersey Financial Services Commission, CONSENT IS HEREBY GRANTED, pursuant to the Control of Borrowing (Jersey) Order, 1958, as amended, to

                     SOUTH GYLE RECEIVABLES TRUSTEE LIMITED

to issue up to 10.000 shares of a nominal value of [GBP]1.00 each.

This Consent is issued subject to the following condition:

That except with the prior approval of the Commission the Company shall be used for no other purposes than as stated in the Control of Borrowing Order application form dated 2/nd/ February 2000 and related correspondence.

The granting of this consent must not be taken to imply that any other consents required by the Company from Commission will necessarily be forthcoming.

It must be distinctly understood that, in giving this consent, the Jersey Financial Services Commission takes no responsibility for the financial soundness of any schemes or for the correctness of any statements made, or opinions expressed, with regard to them.

                         For and on behalf of the

                      Jersey Financial Services Commission

                                /s/ Roger Bignell
                            Director, Authorisation
                                 Roger Bignell

          P.O. BOX 267, NELSON HOUSE, DAVID PLACE, ST. HELIER, JERSEY,
                            CHANNEL ISLANDS JE4 8TP.
          TELEPHONE: +44 (0) 1534 822000 FACSIMILE: +44 (0) 1534 822001
             E-MAIL: info@jerseyfsc.org INTERNET: www.jerseyfsc.org